Section 906 Certifications
---------------------------
I, Charles E. Porter, a principal executive officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended January 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended January 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

/s/Charles E. Porter        Date: March 31, 2004
----------------------      --------------------
Charles E. Porter, Principal Executive Officer




Section 906 Certifications
---------------------------
I, Steven D. Krichmar, the principal financial officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended January 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended January 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

/s/Steven D. Krichmar       Date: March 31, 2004
----------------------      --------------------
Steven D. Krichmar, Principal Financial Officer




Attachment A
------------
Period(s) ended January 31, 2004

003 Putnam Investors Fund
006 Putnam Vista Fund
007 Putnam Voyager Fund
024 Putnam OTC & Emerging Growth Fund
035 Putnam Tax-Free Insured Fund
036 Putnam Tax-Free High Yield Fund
073 Putnam Premier Income Fund
2AP Putnam Growth Opportunities Fund
2SL Putnam International Fund 2000